UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21, 2012

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2012, the employment of H. Craig Clark as President and Chief Executive Officer of Forest Oil Corporation (the “Company”) was terminated.  The board of directors of the Company (the “Board”) appointed Patrick R. McDonald to serve as interim Chief Executive Officer, effective as of June 21, 2012.  Mr. McDonald has relinquished his Audit Committee and Compensation Committee memberships and has been appointed to the Executive Committee of the Board.

Mr. McDonald, age 55, has been a member of the Board since 2004. He was appointed as the Chief Executive Officer, President and as a Director and Chairman of the Board of Directors of Carbon Natural Gas Co. on February 14, 2011 and served as Chief Executive Officer, President and Director of its predecessor company Nytis USA since 2004.  In March 2011, Mr. McDonald was elected as a director of Lone Pine Resources Inc., an oil and gas exploration, development and production company.  From 1998 to 2003, Mr. McDonald served as President, Chief Executive Officer, and Director of Carbon Energy Corporation, an oil and gas exploration and production company.  From 1987 to 1997, Mr. McDonald served as Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing, and marketing company.  Prior to that he worked as an exploration geologist with Texaco, Inc. where he was responsible for oil and gas exploration efforts in the Middle and Far East.  Until his appointment as interim Chief Executive Officer of the Company, Mr. McDonald was a member of the Board’s Audit Committee and served as chairman of the Board’s Compensation Committee.  He is a Certified Petroleum Geologist and is a member of the American Association of Petroleum Geologists and Canadian Society of Petroleum Geologists. Mr. McDonald received a bachelor's degree in geology and economics from Ohio Wesleyan University and an MBA in Finance from New York University.

The Board determined that during his tenure as interim Chief Executive Officer, Mr. McDonald will receive a fixed monthly payment of $55,000 in consideration for his services, and shall not receive any other compensation as a member of the Board.  Mr. McDonald will not participate in the Company’s 2007 Stock Incentive Plan, will not receive long-term incentive awards and will not be eligible for any employee benefits or perquisites.  The Board received advice from Meridian Compensation Partners, LLC, an independent compensation consultant, in reaching its determination.

A copy of the Company’s press release announcing these events is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

            (d)       Exhibits.

                        Exhibit                         Description

                        99.1                 Press Release of Forest Oil Corporation, dated June 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	June 25, 2012	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit                                    Description

99.1                             Press Release of Forest Oil Corporation, dated June 22, 2012.